For Immediate Release
Hagerty Raises $105 Million in Capital from Strategic Investors
Proceeds for Profitable Growth Initiatives

TRAVERSE CITY, Mich., June 23, 2023 – Hagerty, Inc. (NYSE: HGTY), an automotive lifestyle brand and a leading specialty insurance provider focused on the global automotive enthusiast market, today announced that the company is raising $105 million in capital from existing strategic investors including State Farm, Markel Group and the Hagerty family.

This capital raise is comprised of $80 million of convertible preferred equity, which closed on June 23rd, 2023, as well as a $25 million commitment of long-term debt financing for Hagerty Reinsurance Limited. The funds will help support the company’s profitable growth initiatives focused on serving the car enthusiast community. This includes evolving the company’s risk appetite and core product to augment its offerings to current members and reach new members who represent 33 million enthusiast vehicles in the United States which is expected to drive meaningful written premium and operating profit growth over the coming years. The capital will also allow Hagerty to make ongoing technology investments that should drive operating efficiencies while improving customer facing interactions.

State Farm’s Chairman, President and Chief Executive Officer Michael Tipsord said, “We are pleased to continue to grow our investment in Hagerty and help support their strategic business objectives as we prepare for the upcoming launch of our commercial relationship.”

Markel Group’s Chief Executive Officer Tom Gayner added, “Hagerty is an important partner for our insurance business, and we are excited to see them further expand their insurance offerings by finding new and innovative ways to serve automotive enthusiasts.”

Hagerty’s Chief Executive Officer McKeel Hagerty concluded, “We have been working diligently over the last six months to deliver improved profitability and margin expansion, while making the investments necessary to sustain our growth trajectory for many years to come. We believe that the additional capital positions us well during uncertain economic times to execute against our significant growth opportunities.”

Additional Details
Hagerty has posted an investor presentation providing more details related to the capital raise on Hagerty’s investor relations website at investor.hagerty.com

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state or jurisdiction.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Hagerty’s current intentions, expectations or beliefs regarding the proposed offering. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. Hagerty does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.

About Hagerty, Inc. (NYSE: HGTY)
Hagerty is an automotive lifestyle brand committed to saving driving and fueling car culture for future generations. The company is a leading provider of specialty vehicle insurance, expert car valuation data and insights, live and digital car auction services, immersive events and automotive entertainment custom made for the 67 million Americans who self-describe as car enthusiasts. Hagerty also operates in Canada and the UK and is home to Hagerty Drivers Club, a community of more than 750,000 who can’t get enough of cars. As a purpose-driven organization, Hagerty Impact aims to be a catalyst for positive change across the issues that matter most to our teams, our members, the broader automotive community, our shareholders and the planet at large. For more information, please visit www.hagerty.com or connect with us on Facebook, Instagram and Twitter.

More information can be found at newsroom.hagerty.com

Hagerty Investor Relations Contact: Jay Koval, investor@hagerty.com
Hagerty Media Contact: Andrew Heller, aheller@hagerty.com

Category: Financial

Source: Hagerty